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                                                                  EXHIBIT (b)(2)

                                  AMENDMENT ONE
                                     TO THE
                          INTERCOMPANY CREDIT AGREEMENT
                                     BETWEEN
                       ELECTRONIC DATA SYSTEMS CORPORATION
                                       AND
                           UNIGRAPHICS SOLUTIONS INC.



         This AMENDMENT ONE to the Intercompany Credit Agreement (the "Agreement") by and between Electronic Data Systems Corporation, a Delaware corporation ("EDS") and Unigraphics Solutions Inc., a Delaware corporation ("USI"), is effective as of September 1, 2000.

1.       Section 2.02 (ii) is hereby amended as follows:

                  Effective upon the acceptance for payment by USI of shares of common stock of Engineering Animation Inc. under the tender offer by USI for such shares, the $70,000,000 limit on outstanding balances of all Advances from EDS to USI and all of its subsidiaries (including its non-U.S. subsidiaries that are parties to credit arrangements with EDS Finance plc) is hereby increased to $250,000,000 in the aggregate, provided, however, that the amount of such limit shall be reduced, up to a maximum reduction of $180,000,000, on a dollar-for-dollar basis by the amount of any term loan facility (including any term loan facility with EDS or its affiliates) which USI may obtain to refinance amounts outstanding hereunder, the terms of which, in the aggregate, are no less favorable to USI (taking into account both the term of any such facility as well as the interest rate).

2. All other provisions of the Agreement shall remain in full force and effect.


         IN WITNESS WHEREOF, EDS and USI have caused this Amendment One to the Agreement to be executed as of the effective date set forth above.



                            ELECTRONIC DATA SYSTEMS CORPORATION


                     By:        /s/James E. Daley
                        --------------------------------------------------------

                     Name:              James E. Daley
                          ------------------------------------------------------

                     Title: Executive Vice President and Chief Financial Officer
                            ----------------------------------------------------



                                        UNIGRAPHICS SOLUTIONS INC.

                     By:          /s/Douglas E. Barnett
                        --------------------------------------------------------

                     Name:          Douglas E. Barnett
                          ------------------------------------------------------

                     Title:    Vice President and Chief Financial Officer
                            ----------------------------------------------------